As filed with the Securities and Exchange Commission on September 5, 2008

Registration Statement No. 333-77429

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 1

TO

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1309227
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1820 North Fort Myer Drive

Arlington, VA 22209

(Address, including zip code, of registrant’s principal executive offices)

Access Worldwide Communications, Inc.

1997 Stock Option Plan

(Full title of the plan)

Mark Wright, Esq.

General Counsel

301 Yamato Road

Boca Raton, FL 33431

(703) 292-5210

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Scot Patrick O’Brien, Esq.

Akerman Senterfitt

801 Pennsylvania Avenue, N.W.

Suite 600

Washington, DC 20004

Phone: (202) 393-6222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

DEREGISTRATION OF SECURITIES

On April 26, 1999, Access Worldwide Communications, Inc. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-77429) (the “Registration Statement”). The Registration Statement registered a total of 1,300,000 shares of Company common stock, par value, $0.01 per share (the “Common Stock”), issuable to the holders of options to purchase shares of the common stock.

The offerings have been completed or terminated and the Company is filing this Post-Effective Amendment No. 1 to its Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida, on this 5th day of September, 2008.

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:	/s/ Mark Wright
Name:	Mark Wright
Title:	General Counsel

Pursuant to the requirements of Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons on September 5, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Shawkat Raslan	Chairman, President and Chief Executive Officer (principal executive officer)	September 5, 2008
Shawkat Raslan

/s/ Richard A. Lyew	Executive Vice President and Chief	September 5, 2008
Richard A. Lyew	Financial Officer (principal financial and accounting officer)

/s/ Michael Curcio	Director	September 5, 2008
Michael Curcio

/s/ Michael Dornemann	Director	September 5, 2008
Michael Dornemann

/s/ Gregory Framke	Director	September 5, 2008
Gregory Framke

/s/ Frederick Thorne	Director	September 5, 2008
Frederick Thorne

/s/ Carl H. Tiedemann	Director	September 5, 2008
Carl H. Tiedemann

/s/ Charles Henri Weil	Director	September 5, 2008
Charles Henri Weil

/s/ Alfonso Yuchengco, III	Director	September 5, 2008
Alfonso Yuchengco, III